                          VARIABLE ANNUITY ACCOUNT B

             SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS
             -----------------------------------------------------

Total Return Calculation (Standardized)
---------------------------------------

The standardized rate represents fund performance for the most recent 1-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period October 1, 1994 through September 30, 1995; the "5-year rate" is for the period October 1, 1990 through September 30, 1995; the "10-year rate" is for the period October 1, 1985 through September 30, 1995.

The formula used in the computation of the total return calculation is as follows:

T = (ERV/P)/1/n/ where:

  T   =          average annual total return

  P   =          a hypothetical initial payment of $1,000

  n   =          1 for the "1-year rate," 5 for the "5-year rate," and 10 for the "10-year rate"
  ERV =          ending redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods

The unit values used in the calculation reflect the deduction of all recurring charges during each period (e.g., mortality and expense risk charges, maintenance fees, administrative charges (if applicable) and deferred sales charges). For calculating the redeemable value, the maintenance fee was expressed as a percentage of assets based on the average account size under the contracts funded by the Separate Account.

Total return Calculation (Non-Standardized)
-------------------------------------------

The non-standardized rate represents fund performance for the most recent 1-year, 3-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period October 1, 1994 through September 30,1995; the "3-year rate" is for the period October 1, 1992 through September 30, 1995; the "5-year rate" is for the period October 1, 1990 through September 30, 1995; and the "10-year rate" is for the period October 1, 1985 through September 30, 1995.

The non-standardized figures will be calculated in a manner similar to the one discussed above for the standardized figures, except that non-standardized figures will not reflect the deduction of any applicable deferred sales charge (which would decrease the level of performance shown if reflected in these calculations).

For an illustration of the Computation of the Total Return Quotations, both Standardized and Non-Standardized, see attached.

                                                                                       12/29/95  13:01:10
Aetna Variable Encore Fund (Nicholas Applegate)                   nicapple.wwo
------------------------------------------------------------------------------
Gross Deposit:    1000.00
Net Deposit:      1000.00

                                                        Redeemable Value
                      -------------------------------------------------------------------------------------

                                ENCNICAP
                        Nom. 30.00 M.F. (0.120%)
 # of Years           ---------------------------
Ending  9-95    DSC      Value      IRR    MF IRR
------------   ----     -------    -----   ------
      1        0.0%     1044.46    4.45%    4.33%
      3        0.0%     1086.25    2.80%    2.68%
      5        0.0%     1183.20    3.42%    3.30%
     10        0.0%     1613.61    4.90%    4.78%


                             Accumulation Unit Values
           ------------------------------------------------------------
                  ENCNICAP
                 ENCNICAP.UV
09-99-85           6.804586
09-99-90           9.279912
09-99-92          10.108155
09-99-94          10.512613
09-99-95          10.979966

(Day = 99 means end-of-month.)

                                                                                        12/29/95  13:01:11
Aetna Variable Encore Fund (Nicholas Applegate)                   nicapple.wwo
------------------------------------------------------------------------------
Gross Deposit:    1000.00
Net Deposit:      1000.00

                                                        Redeemable Value
                      -------------------------------------------------------------------------------------
                                ENCNICAP
                        Nom. 30.00 M.F. (0.120%)
 # of Years           ---------------------------
Ending  9-95    DSC      Value      IRR    MF IRR
------------   ----     -------   ------   ------
      1        6.0%      990.73   -0.93%   -1.05%
      3        5.0%     1041.68    1.37%    1.25%
      5        3.0%     1156.75    2.96%    2.84%
     10        0.0%     1613.61    4.90%    4.78%

                             Accumulation Unit Values
            ------------------------------------------------------------
                  ENCNICAP
                 ENCNICAP.UV
09-99-85           6.804586
09-99-90           9.279912
09-99-92          10.108155
09-99-94          10.512613
09-99-95          10.979966

(Day = 99 means end-of-month.)